Lenox Hill Holdings, Ltd.

November 19, 2013

Third amendment to Lease

The third Addendum is made as of the 19th day of November 2013, by and between Lenox Hill Holdings, Ltd. ("Landlord") and First Street Surgical Center, a Texas Limited Partnership ("Tenant").

Whereas, Tenant is in possession of certain premise known as Suite 4811 Bissonnet Shopping Center pursuant to the certain Retail Lease Agreement dated January, 2005, as amended ("Lease").

1. The lease term pursuant to Article 1.2 shall be extended by a period of 5 years and hereby shall commence on November 19, 2013 and shall expire on March 31, 2023. The floor space and interior wall and ceiling space of that portion of the shopping center together with a common area percentage factor determined by Landlord resulting in an aggregate of approximately 4,905 square feet.
2. The monthly rent per square foot shall be as follows:

   Year 1, 2 & 3 $1.40 (Feb 1, 2012 – Jan 31, 2015)*
   Year 4 and 5 $1.45 (Feb 1, 2016 – Jan 31, 2017)*
   Year 6 & 7 $1.50 (Feb 1, 2017 – Jan 31, 2019)
   Year 8 & 9 $1.55 (Feb 1, 2019 – Jan 31, 2021)
   Year 10 & 11 $1.60 (Feb 1, 2021 – Mar 31, 2023)
   **as previously stated in the Second Amendment to Lease dated Feb 1, 2012*

Current CAM charges are $0.24 p.s.f., per month, subject to adjustments as provided in the lease.

3. The rental rate shall not increase during the extended term by the CAM charges may increase based on actual expenditures.
4. All terms and provisions of the original lease dated January, 2005, and all terms under the Second Amendment to lease dated February 1, 2012 shall remain valid and enforceable except as hereby amended and are confirmed by all involved parties in all respects.

In Witness whereof, the parties have executed this First Addendum to the Lease are hereby ratified and confirmed by the parties in all respects.

Landlord	Tenant
Lenox Hill Holdings, Ltd	First Street Surgical Center, LP
By: Lenox Hill Management Corp. Its General Partner	By: First Surgical Partners Holdings, Inc Officer: VP of Finance
Jacob Vason	Don Knight